EXHIBIT 10(ah)

                              RESOLUTIONS ADOPTED
                          BY THE BOARD OF DIRECTORS OF
                         CRESTAR FINANCIAL CORPORATION


         RESOLVED, That the Crestar Financial Corporation 1993 Stock Incentive Plan is hereby amended as follows:


                    FIRST: The definition of the term "Change in Control" is amended to include a merger or combination in which the Corporation's shareholders own less than sixty-five percent of the voting power of the surviving entity.

                    SECOND:  Sections 7.04, 9.03 and 10.03 are amended to
           provide that a participant's rights following a Change in Control may be prescribed by the applicable Agreement, effective October 27, 1995.

                    THIRD:   Section 13.07 is amended to conform the
           limitation on Change in Control benefits to the limitation set forth in the revised agreements under the Executive Severance Plan.


         RESOLVED FINALLY, That the Corporation's Director of Human Resources is hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolution, all without the necessity of further action by this Board.